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                                                                      EXHIBIT 21

LIST OF TDT DEVELOPMENT, INC. SUBSIDIARIES

     1.  Terre di Toscana, Inc., a Florida corporation

     2.  Terres Toscanes, Inc., a Montreal, Canada corporation